UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2009

LITHIUM TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (610) 940-6090

_________________Not Applicable____________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

Consulting Agreements

On September 25, 2009 Lithium Technology Corporation (the "Company") entered into a consulting agreement with each of Steenbergh Management B.V. (the “Steenbergh Consulting Agreement”), FMSUD Consultancy B.V. (the “FMSUD Consulting Agreement”), and OUIDA Management Consultancy B.V. (the “OUIDA Consulting Agreement”), (collectively, the “Consulting Agreements”).

Each of the Consulting Agreements has a term until December 31, 2010 and may be terminated on 60 days written notice.  Each Consulting Agreement provides that the Consultant will consult with the directors, officers and employees of the Company concerning matters relating to the management and organization of the Company, its financial policies, the terms and conditions of employment of the Company’s employees, and generally any matter arising out of the business affairs of the Company.

The Steenbergh Consulting Agreement, provides for Mr. van den Berg, an employee of Steenbergh, the Chief Executive of Arch Hill Capital and the Co-Chairman of the Board of the Company, to spend a minimum of 32 hours per month in fulfilling his obligations under the Consulting Agreement and the payment by the Company of a monthly fee of Euros 4,167.

The FMSUD Consulting Agreement provides for Mr. Mulder, an employee of FMSUD and the Co-Chairman of the Board of the Company, to spend a minimum of 32 hours per month in fulfilling his obligations under the Consulting Agreement and the payment by the Company of a monthly fee of Euros 4,167.

The OUIDA Consulting Agreement provides for Mr. Kremers, an employee of OUIDA Management Consultancy B.V. and the Chief Executive Officer and a director of the Company, to spend a minimum of 160 hours per month in fulfilling his obligations under the Consulting Agreement and the payment by the Company of a monthly fee of Euros 20,820.

Item 8.01                      Other Events

As previously reported, on March 25, 2009, the Company filed an Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, to increase the number of authorized shares of the Company’s common stock to 3,000,000,000 shares.  The increase in the number of authorized shares of common stock was needed in order for the Company to have an adequate reserve of common stock available for issuance upon conversion of existing convertible securities and exercise of outstanding options and warrants and to satisfy certain commitments to issue common stock.

The Company has instructed its transfer agent to issue 264,103,114 shares of Company Common Stock upon conversion of all outstanding 100,000 shares of Series B Preferred Stock, 583,000,000 shares of Company Common Stock upon conversion of all outstanding 233,200 shares of Series C Preferred Stock, 190,172,300 shares of Company Common Stock to Arch Hill Capital due in connection with a February 2008 debt exchange, and 19,500,000 shares to certain current and former executives and consultants for share compensation due and owing by the Company.

After the issuances of the foregoing shares, the number of shares of Company Common Stock outstanding will be 1,803,839,699.

Item 9.01                      Financial Statements and Exhibits

10.48	Business Consultant Agreement dated September 25, 2009 between the Company and Steenbergh Management B.V.

10.49	Business Consultant Agreement dated September 25, 2009 between the Company and FMSUD Consultancy B.V.

10.50	Business Consultant Agreement dated September 25, 2009 between the Company and OUIDA Management Consultancy B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:   September 28, 2009

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/ Theo M.M. Kremers
Name:	Theo M.M. Kremers
Title:	Chief Executive Officer